Exhibit 99.1

Seattle-based Maven to acquire Oakland-based HubPages: digital media deal to dramatically accelerate Maven’s growth

SEATTLE — Maven Inc. (ticker symbol MVEN) agreed to acquire HubPages in a union that will bring more than 40 million monthly unique users together in a single premium digital media network, the two companies announced after signing a letter of intent. The transaction is expected to close within 90 days.

Maven will acquire HubPages for a combination of stock, short-term debt and cash, with the stock based on a valuation of $2.50 per common share. The acquisition is subject to final documentation and fulfilling a number of conditions including SEC requirements.

In addition to the acquisition of HubPages, Maven today announced that it separately reached agreement on a private placement of its common stock, accepting a subscription for 1.2 million shares at $2.50 per share, for total gross proceeds of $3 million. The shares are restricted and may be registered at a later date. Net proceeds after issuance costs will be approximately $2.95 million.

THE MAVEN-HUBPAGES AGREEMENT

The acquisition of HubPages will bring Maven 35 million organic unique monthly users, thousands of content creators, 27 premium content channels, and the potential for hundreds of additional content providers transitioning over time. The transaction will immediately add millions of dollars in profitable revenue to Maven. The HubPages network will be migrated to Maven’s publishing and community platform, and relaunched as part of a single premium network, with one platform for advertisers.

WHY UNITE AND WHY NOW?

●	For HubPages, moving the network to a market-tested, state-of-the-art platform will maximize traffic, engagement, and improve monetization.
●	For Maven, this represents an instant acceleration of growth within its existing model, adding thousands of content creators and tens of millions of users as a result of the acquisition.
●	The two companies’ missions, vision and culture align perfectly.
●	Two veteran leadership teams have long track records building global scale products that have survived the test of time in the digital space and the two founding teams have, respectively, worked 20 years together — each with tenure in senior executive and engineering roles at MSFT, Yahoo!, Fox, Myspace, Google, Omnicom and various startups as founders.
●	A unified network of 40+ million 100% organic unique users, on a single platform architected on a pristine canvas of high quality content, creates a world class setting for top brands and marketers.
●	Maven believes its platform and business model will increase monetization and engagement, which is where the combined value will be created.

WHAT IS THE TIMELINE FOR INTEGRATION OF HUBPAGES INTO MAVEN?

●	The companies plan to cooperate and interoperate immediately on advertising.
●	Migration of the 27 premium channels to Maven’s platform will happen one at a time over the next year, after testing and developing a solid migration plan. HubPages will remain an important “cultivating” network, at HubPages.com, to develop new talent and test new content.

KEY COMPONENTS OF THE AGREEMENT

●	An acquisition through a combination of stock, short-term debt and cash.
●	Stock valued at $2.50/share, for equity grants to HubPages management.
●	For founders and key personnel, the majority of the payout comes in stock.
●	Equity is earned over 36 months, weighed exclusively on the last 24 months, as part of the retention agreement.
●	Both teams are structurally tied to build value together over several years.

COMPATIBILITY

Maven is invite-only and HubPages is a fully-owned, tightly controlled network. Both networks remain committed to premium, professional, passion-based niche channels operating efficiently on a single platform.

WHAT DOES THIS MEAN FOR MAVEN’S STRATEGY?

This acquisition of HubPages is perfectly aligned with Maven’s existing strategy and moves it forward at least two years from a scale and content contributor standpoint. This move increases our current scale by 800%, offering consumers, as well as marketers, an exciting, broad offering of professional content and a massive community.

WHAT ARE THE KEY NUMBERS THAT HUBPAGES BRINGS TO MAVEN?

●	Over 35 million monthly UU's through 27 domains (current HubPages channels to be added to Maven)
●	6,000 monthly contributors
●	655,000 published articles within the network
●	Outstanding engineering team

Prior to the HubPages acquisition, Maven had signed more than 80 channel partners across 20 broad verticals, of which 34 currently are live. Since launching out of beta last summer, the network’s monthly unique users have climbed from zero to 5 million without any marketing investment or Traffic Acquisition Costs (TAC) — with publishers experiencing an average uplift in audience engagement of 71%.

QUOTE FROM PAUL EDMONDSON, HUBPAGES CEO:

“The HubPages team is thrilled to be joining Maven. We are combining decades of experience creating platforms and services that allow passionate people to discover, create and connect across an integrated set of state-of-the-art technologies with monetization capabilities only accessible to the most sophisticated publishers. Maven's innovative technology includes native mobile apps, integrated video, subscription management and community engagement tools. We're talking about scalable architecture that is truly unique. This is a huge step in our evolution to combine Maven's focus on elite, independent publishers with the passionate experts from HubPages Network—and its 35 million monthly unique visitors.”

QUOTE FROM JAMES HECKMAN, MAVEN CEO

“The long-term excellence of, and audience loyalty to, HubPages’ content channels speaks to the value of the company and why we are aligned so well. Maven is an engineering company at its core and our founders are key architects of digital products that continue to reach hundreds of millions of users. The culture and history of our two companies match perfectly: long-term commitments to each other and a passion for creating tools that empower elite, passionate content producers.”

QUOTE FROM JOSH JACOBS, MAVEN EXECUTIVE CO-CHAIRMAN

“Real content, and real, passionate, organic audiences are more important than ever to delivering effective advertising. HubPages adds true organic, massive scale and topical coverage to Maven’s core strategy of aggregating independent, niche, passion-based content channels, on a single modern advertising platform. With this acquisition, Maven is ready to offer the authentic content and real consumer engagement that is so attractive to advertisers.”

Further Details of Private Placement Subscription for 1.2 million Shares at $2.50 per Share

On January 4, 2018, theMaven, Inc. accepted a subscription on a securities purchase agreement with a purchaser, for the sale by the Company of an aggregate of 1,200,000 shares of common stock of the Company, par value $0.01 per share, at a price of $2.50 per share. The net proceeds after estimated issuance costs are approximately $2,950,000.

The Company issued to MDB Capital Group LLC, the placement agent, in consideration for its services as placement agent for the Offering, 60,000 shares of Common Stock and 60,000 Warrants to purchase Common Stock at $2.50 per share

The following chart shows the Company’s monthly high trading price and the prices at which the Company has sold stock in private placements in April 2017 ($1.00 per share), October 2017 ($1.15 per share) and January 2018 ($2.50 per share).

ABOUT MAVEN

The Platform

The Maven platform is the product of tens of thousands of hours of focused work by a team of brilliant engineers from Google, Yahoo!, Microsoft, Scout, Comcast, aQuantive, Apple and Amazon with a deep commitment to the needs of digital publishers. The platform offers:

●	Competitive tools to publish stories and video
●	Distribution via social media and search, also supporting Facebook Instant Articles, Google Accelerated Media Pages (AMP), Google News and RSS
●	Community engagement features including direct messaging, user-generated content, user profiles, groups and permissions, and email and app notifications
●	Powerful built-in search functionality based on Elasticsearch

●	Modern advertising platform, supporting display, native, and video advertising, integrated with market leading buying platforms.
●	Integrated subscription and membership management, with payment processing
●	Native iOS app available now and native Android app on the way

The Company

Maven is an expert-driven, group media network, whose innovative platform serves, by invitation-only, a coalition of professional, independent channel partners. By providing broader distribution, greater community engagement and efficient advertising and membership programs, Maven enables partners to focus on the key drivers of their business: creating, informing, sharing, discovering, leading and interacting with the communities and constituencies they serve.

Forward-Looking Statements

This press release by theMaven, Inc. (“company”) contains “forward-looking statements.” Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning the company’s business strategy, future revenues, market growth, capital requirements, product introductions and expansion plans, and the adequacy of the company’s funding. Other statements contained in this press release that are not historical facts are also forward-looking statements. The company has tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and other comparable terminology.

The company cautions investors that any forward-looking statements presented in this report, or that the company may make orally or in writing from time to time, are based on the beliefs of, assumptions made by, and information currently available to, the company. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond the company’s control or ability to predict. Although the company believes that its assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, the company’s actual future results can be expected to differ from its expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends.

This press release and all subsequent written and oral forward-looking statements attributable to the company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The company does not undertake any obligation to release publicly any revisions to its forward-looking statements to reflect events or circumstances after the date of this press release. The information on the websites referenced in this press release are not incorporated herein by reference for any purpose.

Media Inquiries: Gretchen Bakamis, 206-715-6660